  As filed with the Securities and Exchange Commission on September 26, 1997

                                                       Registration No. 33-65238
================================================================================
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                       POST-EFFECTIVE AMENDMENT NO. 1 TO
                                   FORM S-8

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                           CROSS TIMBERS OIL COMPANY
            (Exact name of registrant as specified in its charter)


                  DELAWARE                                  75-2347769
       (State or other jurisdiction of                   (I.R.S. Employer
        incorporation or organization)                  Identification No.)

810 HOUSTON STREET, SUITE 2000, FORT WORTH, TEXAS             76102
   (Address of Principal Executive Offices)                 (Zip Code)


              CROSS TIMBERS OIL COMPANY 1991 STOCK INCENTIVE PLAN
                           (Full title of the plan)

                              MR. BOB R. SIMPSON
                        810 HOUSTON STREET, SUITE 2000
                           FORT WORTH, TEXAS  76102
                    (Name and address of agent for service)

                                (817) 870-2800
         (Telephone number, including area code, of agent for service)

                                  ----------

                                   Copy to:

                         KELLY, HART & HALLMAN, P. C.
                          201 MAIN STREET, SUITE 2500
                           FORT WORTH, TEXAS  76102
                        ATTN: F. RICHARD BERNASEK, ESQ.


                        CALCULATION OF REGISTRATION FEE

==================================================================================================================
                                  AMOUNT                 PROPOSED                 PROPOSED             AMOUNT OF
TITLE OF SECURITIES                TO BE             MAXIMUM OFFERING        MAXIMUM AGGREGATE        REGISTRATION
 TO BE REGISTERED             REGISTERED (1)       PRICE PER SHARE (2)         OFFERING PRICE           FEE (2)
--------------------------------------------------------------------------------------------------------------------
Common Stock,                     675,000                $10.0417                $6,778,125            $2,118.16
 $.01 par value                    shares


-------------------
(1) Pursuant to Rule 416(b), the number of shares of Common Stock registered under Registration Statement No. 33-65238 has been increased by 225,000 shares pursuant to adjustments under the Cross Timbers Oil Company 1991 Stock Incentive Plan to prevent dilution resulting from the three-for-two stock split effected as a stock dividend on March 19, 1997. Pursuant to Rule 416(a), the number of shares of Common Stock registered hereunder includes such indeterminate number of additional shares of Common Stock as may be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.
(2) Computed pursuant to Rules 457(c) and (h) based on the average of the bid and asked price on June 25, 1993, adjusted for the effect of the March 19, 1997 three-for-two stock split. No additional filing fee is required.
(3)  Previously paid.
================================================================================

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 8.   EXHIBITS.

   EXHIBIT NUMBER                                                          PAGE
   AND DESCRIPTION                                                        NUMBER
   ---------------                                                        ------

   (5)  Opinion re legality

        5.1    Kelly, Hart & Hallman, P.C.

   (15) Letter re unaudited interim financial information

        15.1   Awareness letter of Arthur Andersen LLP

   (23) Consents of experts and counsel

        23.1   Consent of Arthur Andersen LLP
        23.2 Consent of Kelly, Hart & Hallman, P.C. (included in its opinion filed as Exhibit 5.1)

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this post-effective amendment to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Worth, State of Texas, on September 26, 1997.


                                    CROSS TIMBERS OIL COMPANY


                                    By:  /s/BOB R. SIMPSON
                                         ---------------------------------------
                                         Bob R. Simpson
                                         Chairman and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this post-effective amendment to this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


      SIGNATURE                       TITLE                          DATE
      ---------                       -----                          ----

/s/BOB R. SIMPSON       Chairman of the Board; Chief          September 26, 1997
----------------------
Bob R. Simpson           Executive Officer; Director
                         (Principal Executive Officer)

/s/STEFFEN E. PALKO     Vice Chairman; President;             September 26, 1997
----------------------
Steffen E. Palko         Director

/s/J. RICHARD SEEDS     Executive Vice President;             September 26, 1997
----------------------
J. Richard Seeds         Director

/s/LOUIS G. BALDWIN     Senior Vice President; Chief          September 26, 1997
----------------------
Louis G. Baldwin         Financial Officer; (Principal
                         Financial Officer)

/s/BENNIE G. KNIFFEN    Senior Vice President; Controller     September 26, 1997
----------------------
Bennie G. Kniffen        (Principal Accounting Officer)

/s/J. LUTHER KING, JR.* Director                              September 26, 1997
----------------------
J. Luther King, Jr.

                        Director
----------------------
Jack P. Randall

/s/SCOTT G. SHERMAN*    Director                              September 26, 1997
----------------------
Scott G. Sherman

*By: /s/BOB R. SIMPSON
     -----------------
     Bob R. Simpson
     Attorney-in-fact

                                      -3-